Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 22nd day of May, 2015 by and between VIRTUS OIL AND GAS CORP., a Nevada corporation (the “Company”), and HIMMIL INVESTMENTS, LTD., a British Virgin Island company (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act (without limiting any other such exemption which may apply to the transactions contemplated by this Agreement);

WHEREAS, the Company has authorized the issuance of senior convertible notes, in the aggregate original principal amount of up to $1,150,000, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Notes;

WHEREAS, Investor wishes to purchase, and the Company wishes to sell at the Initial Closing (as defined below), upon the terms and subject to the conditions stated in this Agreement, a Note in the aggregate original principal amount as set forth in column (3) on Schedule I hereto (the “Initial Note”) (and the Common Stock issuable upon conversion thereof, collectively, the “Initial Conversion Shares”).

WHEREAS, in accordance with the terms and conditions set forth in this Agreement, the Company may require the Investor to participate in Additional Closings (as defined below) for the purchase by the Investor, and the sale by the Company, of Notes in an original principal amount as set forth in column (4) on Schedule I hereto with respect to the first Additional Closing and in an original principal amount as set forth in column (5) on Schedule I hereto with respect to the second Additional Closing (each an “Additional Note” and collectively with the Initial Note, the “Notes”) (and the Common Stock issuable upon conversion thereof, collectively, the “Additional Conversion Shares” and, collectively with the Initial Conversion Shares, the “Conversion Shares”);

WHEREAS, the Notes and the Conversion Shares are collectively referred to herein as the “Securities” and the offering contemplated hereby is referred to herein as the “Offering”;

WHEREAS, the parties have agreed that the obligation to repay the Notes shall be an unsecured obligation of the Company; and

WHEREAS, at the Initial Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as set forth below. Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 9 below.

1.                  Purchase and Sale of Notes.

1.1              Purchase and Sale of Initial Note. Subject to the satisfaction (or, where legally permissible, the waiver) of the conditions set forth in Section 5.1, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the Initial Closing Date (as defined below), an Initial Note in the aggregate original principal amount as set forth in column (3) on Schedule I hereto (the “Initial Closing”).

1.2              Purchase and Sale of Additional Notes.

(a)                Purchase and Sale of First Additional Note. Subject to the satisfaction (or, where legally permissible, the waiver) of the conditions set forth in Sections 1.5(b)(ii) and 5.2 below, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the First Additional Closing Date (as defined below), an Additional Note in the aggregate original principal amount as set forth in column (4) on Schedule I hereto (the “First Additional Note”) with respect to such First Additional Closing Date (the “First Additional Closing”).

(b)               Purchase and Sale of Second Additional Note. Subject to the satisfaction (or, where legally permissible, the waiver) of the conditions set forth in Sections 1.5(c)(ii) and 5.3 below, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the Second Additional Closing Date (as defined below), an Additional Note in the aggregate original principal amount as set forth in column (5) on Schedule I hereto (the “Second Additional Note” and, together with the First Additional Note, the “Additional Notes”)with respect to such Second Additional Closing Date (the “Second Additional Closing” and, collectively with the First Additional Closing, the “Additional Closings” and each an “Additional Closing”).

1.3              Form of Payment.

(a)                On the Initial Closing Date, (i) the Investor shall pay the Initial Purchase Price (as defined below) (less the amounts withheld pursuant to Section 4.6) to the Company for the Initial Note to be issued and sold to the Investor at the Initial Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) immediately following the Company’s receipt of such amount, the Company shall deliver to the Investor an Initial Note in the aggregate original principal amount as set forth in column (3) on Schedule I hereto, duly executed on behalf of the Company and registered in the name of the Investor or its designee.

(b)               On each Additional Closing Date, (i) the Investor shall pay, as applicable, the First Additional Purchase Price or Second Additional Purchase Price (each as defined below) (less the amounts withheld pursuant to Section 4.6) to the Company for the Additional Note to be issued and sold to the Investor at such Additional Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) immediately following the Company’s receipt of such amount, the Company shall deliver to the Investor (A) the First Additional Note with respect to the First Additional Closing or (B) the Second Additional Note with respect to the Second Additional Closing, in each case duly executed on behalf of the Company and registered in the name of the Investor or its designee.

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(c)                Rank. The parties hereto acknowledge that the Initial Note and the Additional Notes shall be part of a single series of notes and shall rank pari passu with each other.

1.4              Purchase Price. The purchase price for the Initial Note to be purchased by the Investor (the “Initial Purchase Price”) shall be the amount as set forth in column (6) on Schedule I hereto. The purchase price for (a) the First Additional Note to be purchased by the Investor at the First Additional Closing shall be the amount as set forth in column (7) on Schedule I hereto (the “First Additional Purchase Price”) and (b) the Second Additional Note to be purchased by the Investor at the Second Additional Closing shall be the amount as set forth in column (8) on Schedule I hereto (the “Second Additional Purchase Price,” and together with the Initial Purchase Price and the First Additional Purchase Price, each, a “Purchase Price”). As indicated on Schedule I, each of the Initial Note and the First Additional Note will be issued with an original issue discount of approximately 33.3333%.

1.5              Closings. The Initial Closing and the Additional Closings are each sometimes referred to in this Agreement as a “Closing.” Each Closing shall occur at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166.

(a)                Initial Closing. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m. (New York City time), on the first (1st) Trading Day (as defined below) (and including the date hereof if a Trading Day) on which the conditions to the Initial Closing set forth in Section 5.1 below are satisfied or waived.

(b)               First Additional Closing.

(i)                 First Additional Closing Date. If the Company delivers the First Additional Closing Notice (as defined below), the date and time of the First Additional Closing shall be 10:00 a.m. (New York City time) on the date that is the 30th calendar day after the Initial Closing Date (the “First Additional Closing Date”); provided, however, that the First Additional Closing, if any, shall occur prior to the filing of the Initial Registration Statement (as defined in the Registration Rights Agreement) with the Commission.

(ii)               First Additional Closing Mechanics. Subject to the satisfaction (or, where legally permissible, the waiver) of the conditions set forth in this Section 1.5(b)(ii) and Section 5.2 below, the Company shall have the right to require the Investor to purchase the First Additional Note on the First Additional Closing Date by delivering to the Investor at least two Business Days prior to the First Additional Closing Date, by facsimile and overnight courier at its address set forth in Section 8.4 hereof, an irrevocable written notice that the Company has exercised its right to require the Investor to purchase the First Additional Note (the “First Additional Closing Notice,” and such date, the “First Additional Closing Notice Date”). For the avoidance of doubt, the Company shall not be entitled to effect the First Additional Closing if there shall exist an Additional Note Conditions Failure (as defined below).

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(c)                Second Additional Closing.

(i)                 Second Additional Closing Date. If the Company delivers the Second Additional Closing Notice (as defined below), the date and time of the Second Additional Closing shall be 10:00 a.m. (New York City time) on a date that is no later than the second (2nd) Trading Day after the Effective Date (the “Second Additional Closing Date,” and together with the First Additional Closing Date, the “Additional Closing Dates” and each an “Additional Closing Date”). The Initial Closing Date, the First Additional Closing Date and the Second Additional Closing Date are each sometimes referred to in this Agreement as a “Closing Date”.

(ii)               Second Additional Closing Mechanics(d)               . Subject to the satisfaction (or, where legally permissible, the waiver) of the conditions set forth in this Section 1.5(c)(ii) and Section 5.3 below, the Company shall have the right to require the Investor to purchase the Second Additional Note on the Second Additional Closing Date by delivering to the Investor on the Effective Date, by facsimile and overnight courier at its address set forth in Section 8.4 hereof, an irrevocable written notice that the Company has exercised its right to require the Investor to purchase the Second Additional Note (the “Second Additional Closing Notice” and, together with the First Additional Closing Notice, the “Additional Closing Notices” and each an “Additional Closing Notice,” and such date, the “Second Additional Closing Notice Date” and together with the First Additional Closing Notice Date, the “Additional Closing Notice Dates” and each an “Additional Closing Notice Date”). For the avoidance of doubt, the Company shall not be entitled to effect the Second Additional Closing if there shall exist an Additional Note Conditions Failure (as defined below).

2.                  Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investors as of the Initial Closing Date, each Additional Closing Notice Date and each Additional Closing Date (each a “Representation Date”):

2.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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2.2              Capitalization and Voting Rights. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Public Reports (as defined herein) as of the dates reflected therein. On or prior to each of the Initial Closing Date and each Additional Closing Date, the Company shall provide the Investor with a detailed capitalization table setting forth all of the Company’s outstanding capital stock, and all options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company (each, a “Current Capitalization Table”). All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Current Capitalization Tables, the Public Reports, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the 1933 Act. Except as set forth in the Current Capitalization Tables or the Public Reports, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Public Reports or the Current Capitalization Tables, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Public Reports or the Current Capitalization Tables, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the applicable Representation Date complied with all applicable federal and state securities laws. Except as set forth in the Public Reports or the Current Capitalization Tables, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the Notes, this Agreement or the Registration Rights Agreement or the consummation of the transactions described herein or therein.

2.3              Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Registration Rights Agreement (the “Transaction Documents”) and the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Notes, and the Common Stock into which the Notes are convertible or exercisable have been taken on or prior to the date hereof. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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2.4              Valid Issuance of the Conversion Shares; Reservation of Shares. Each of the Notes has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Upon conversion in accordance with the Notes, the Conversion Shares, when issued and delivered in accordance with the terms of this Agreement and the Notes for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Conversion Shares as required by Section 8 of the Notes.

2.5              Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 3 of this Agreement, the offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.6              Public Reports. The Company is current in its filing obligations under the 1934 Act, including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”). Since January 1, 2013, the Company’s Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. The financial statements included within the Public Reports for the fiscal year ended November 30, 2014 and for each quarterly period thereafter (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

2.7              Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect on its business and the Company has not received written notice of any such violation.

2.8              Violations. The consummation of the transactions contemplated by the Transaction Documents and all other documents and instruments required to be delivered in connection therewith will not result in or constitute any of the following: (a) a violation of any provision of the certificate of incorporation, bylaws or other governing documents of the Company; (b) a violation of any provisions of any applicable law or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of a lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Company is a party or by which the Company or its property is bound that would result in a Material Adverse Effect; (d) an event that would permit any party to terminate any agreement or to accelerate the maturity of any Indebtedness or other obligation of the Company; or (e) the creation or imposition of any lien, pledge, option, security agreement, equity, claim, charge, encumbrance or other restriction or limitation upon outstanding shares of capital stock or on any of the properties or assets of the Company.

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2.9              Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, firm or corporation, or any agency, bureau or department of any government or any subdivision thereof (other than the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the Commission and any other filings as may be required by any state or foreign securities agencies), not already obtained, is required in connection with the execution and delivery of the Transaction Documents by the Company or the consummation by the Company of the transactions provided for herein and therein.

2.10          Sarbanes-Oxley Act. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

2.11          Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such.

2.12          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

2.13          Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Public Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. The Company has not received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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2.14          Registration Rights. Other than the Investor or as set forth in the Public Reports, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

2.15          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor does not make nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.16          No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3 hereof, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act which would require the registration of any such securities under the 1933 Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.17          Seniority. As of the applicable Representation Date, no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except for Permitted Indebtedness.

2.18          Bankruptcy Status; Indebtedness. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Representation Date. The Public Reports set forth the outstanding secured and unsecured Indebtedness (as defined below) of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. The Company is not in default with respect to any Indebtedness.

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2.19          Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.20          Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

2.21          No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

2.22          Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

2.23          Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement (other than as provided by the Nevada Revised Statutes) relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

2.24          Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person (as defined herein) acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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2.25          Transactions With Affiliates. None of the officers, directors, employees or affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

2.26          Insurance. The Company and each of its Subsidiaries will use commercial efforts to obtain insurance against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.27          Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.28          Reserved.

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2.29          Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

2.30          Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code.

2.31          Internal Accounting and Disclosure Controls. As disclosed in its Public Reports, the Company does not maintain internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. As disclosed in its Public Reports, the Company does not maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries, except as disclosed in Public Reports.

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2.32          Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

2.33          Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

2.34          U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon the Investor’s request.

2.35          Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.36          Shell Company Status. The Company is not a “shell company” (as defined in Rule 405 promulgated under the 1933 Act) and filed current Form 10 information as an issuer identified in, or subject to, Rule 144(i), on August 20, 2014.

2.37          Public Utility Holding Act. Neither the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

2.38          Federal Power Act. Neither the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

2.39          Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

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2.40          Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

2.41          No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

2.42          Non-Oil, Gas and Mineral Real Property. Each of the Company and its Subsidiaries holds valid use rights to all real property, leases in real property, or other interests in real property owned or held by the Company or any of its Subsidiaries (other than any property included in the Interests (as defined below)) (the “Other Real Property”) owned by the Company or any of its Subsidiaries, as applicable. The Other Real Property is free and clear of all encumbrances and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto or (c) those that do not have a Material Adverse Effect.

2.43          Non-Oil, Gas and Mineral Fixtures and Equipment. Each of the Company and its Subsidiaries, as applicable, has good title to, or a valid leasehold interest in, the material tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Company Fixtures and Equipment”), except that the Company Fixtures and Equipment do not include any property included in the Interests. The Company Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company's and/or its Subsidiaries’ businesses, as applicable, in the manner as conducted prior to the Initial Closing. Each of the Company and its Subsidiaries owns all of its Company Fixtures and Equipment free and clear of all encumbrances except for (a) liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto, or (c) those that do not have a Material Adverse Effect.

2.44          Oil, Gas and Mineral Interests. As of each Closing Date:

(a) For the purpose of this Agreement, the following definitions shall apply:

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(i)	“Appurtenant Rights” means, with respect to the Properties (as defined below), in each case, insofar as they may relate to the Properties, the Company’s or any of its Subsidiaries’, as applicable, interest in (a) all presently existing and valid unitization and pooling declarations, agreements, and/or orders relating to or affecting the Properties and all rights in the Properties covered by the Units (as defined below) created thereby; (b) all wells, well and leasehold equipment, pipelines, platforms, facilities, improvements, goods and other personal property located on or used in connection with the Properties; and (c) all presently existing production sales contracts, operating and other contracts or agreements which relate to the Properties.
(ii)	“Basic Documents” means all of the following documents and instruments, including those that are recorded and unrecorded, with respect to the Company or any of its Subsidiaries:

(A)             All material contracts and agreements comprising any part of, or relating or pertaining to, the Interests, including but not limited to farm-in agreements, farm-out agreements, joint operating agreements, Unit agreements and contracts by which the Interests were acquired;

(B)              All agreements or arrangements for the sale, gathering, transportation, compression, treating, processing or other marketing of a material volume of production from the Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised), comprising any part of or otherwise relating or pertaining to the Interests; and

(C)              All documents and instruments evidencing the Interests.

(iii)	“Good and Defensible Title” means, as to the Interest in question, (i) title to such Interest by virtue of which the Company or any of its Subsidiaries, as applicable, can successfully defend against a claim to the contrary made by a third party, based upon industry standards in the acquisition of oil and gas properties, and in the exercise of reasonable judgment and in good faith; and, (ii) in the case of the Wells (as defined below), title that entitles the Company or such Subsidiary, as applicable, to receive not less than the Net Revenue Interest (as defined below) for each of the Wells, and obligates the Company or such Subsidiary, as applicable, to bear not more than the Working Interest for each of the Wells (unless there is a corresponding increase in the Net Revenue Interest for a respective Well); and (iii) such Interest is subject to no liens, encumbrances, obligations or defects that would have a Material Adverse Effect other than as set forth in the Basic Documents.
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(iv)	“Interests” means the Properties and the Appurtenant Rights of the Company and its Subsidiaries.
(v)	“Net Revenue Interest” means a share, expressed as a decimal, of the oil, gas and other minerals (or the proceeds of sale thereof) produced and saved from or otherwise attributable to an Interest and the zones, horizons and reservoirs produced therefrom, after the deduction of all royalties, overriding royalties and other burdens on production.
(vi)	“Properties” means all of the Company's and its Subsidiaries’ rights, titles and interests in and to the following oil and gas and/or mineral properties:

(A)             All oil, gas and/or mineral leases and other mineral interests, including, but not limited to, all of the Company's operating rights, record title interests, working interests, and overriding royalty interests, without depth or other restrictions or exclusions;

(B)              All Wells of the Company and its Subsidiaries;

(C)              All surface leases, rights-of-way, easements, servitudes and other rights-of-use (whether surface, subsurface or subsea); and

(D)             All licenses and servitudes.

(vii)	“Units” means oil, gas and other mineral production, proration, or other types of units, and any ownership interests therein.
(viii)	“Well” or “Wells” means all of the Company's and any of its Subsidiaries' oil, gas and condensate wells, (whether producing, not producing or abandoned or temporarily abandoned).
(ix)	“Working Interest” means a share, expressed as a decimal, of the costs of exploring, drilling, developing and operating an Interest and producing oil, gas and other minerals from the zones, horizons and reservoirs therein and thereunder.

(b) The Company holds Good and Defensible Title to the Interests in accordance with the Basic Documents.

(c) The Basic Documents are in full force and effect and constitute valid and binding obligations of the parties thereto.

(d) Neither the Company nor any of its Subsidiaries is in material breach or default (and no situation exists which with the passing of time or giving of notice would give rise to such a breach or default) of its obligations under any Basic Document and no breach or default by any other party to any Basic Document (or situation which with the passage of time or giving of notice would give rise to such a breach or default) exists, to the extent such breach or default (whether by the Company, any Subsidiary or another party to any Basic Document) could have a Material Adverse Effect on any of the Interests.

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3.                  Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

3.1              Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement and the Registration Rights Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

3.2              No Public Sale or Distribution. The Investor is (i) acquiring the Notes and (ii) upon conversion of the Notes will acquire the Conversion Shares for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any Person to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

3.3              Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

3.4              Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

3.5              Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

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3.6              No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.7              Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

3.8              General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

3.9              Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving the Company’s securities) between the time that such Investor was first contacted by the Company regarding an investment in the Company and the date of this Agreement. Such Investor covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the securities of the Company (including short sales) (a) prior to the time that the transactions contemplated by this Agreement are publicly disclosed, or (b) in violation of any laws or any rules or regulations of the Commission.

3.10          Compliance with Laws. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

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4.                  Covenants.

4.1              Best Efforts. The Investor shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5.1(a) and 5.2(a) of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5.1(b) and 5.2(b) of this Agreement.

4.2              Use of Proceeds; Revenues. The Company will use the proceeds received from the purchase of the Securities for, among other things, (i) costs and expenses relating to the sale of the Securities to the Investor, and (ii) general working capital purposes.

4.3              Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Investor pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Initial Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Investor.

4.4              Securities Law Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the Initial Closing Date, issue a press release in form and substance reasonably acceptable to the Investor disclosing the material terms of the transactions contemplated hereby (the “Initial Press Release”) and (b) issue a Current Report on Form 8-K (the “Current Report”) disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, within the time required by the 1934 Act. From and after the issuance of the Initial Press Release, the Company represents to the Investor that the Company shall have publicly disclosed all material, non-public information delivered to the Investor as of such time by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall, on or before 9:00 a.m. (New York City time) on the Trading Day immediately following each Additional Closing Notice Date, issue a press release in form and substance reasonably acceptable to the Investor disclosing that the Company has elected to deliver an Additional Closing Notice to the Investor (an “Additional Press Release”). From and after the issuance of an Additional Press Release, the Company represents to the Investor that the Company shall have publicly disclosed all material, non-public information delivered to the Investor as of such time by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). To the extent that the Company delivers any material, non-public information to the Investor without the Investor’s consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which the Investor shall object. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure contained in periodic reports filed with the Commission under the 1934 Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

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4.5              Legends. The Securities may only be disposed of in compliance with state and federal securities laws. The Investor acknowledges that the Company was previously a shell company (as defined in Rule 405 of Regulation C) and, accordingly, that holders of shares of Common Stock constituting restricted securities (including all Conversion Shares) will not be able to rely upon Rule 144 for resales thereof until August 20, 2015 (subject to satisfaction of the applicable holding period under Rule 144 with respect to the specific shares that the Investor proposes to sell), which is the date that is one year after the Company filed current Form 10 information, as provided in Rule 144(i)(2). In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of the Investor or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. The Investor understands that the certificate or other instrument representing the Notes and the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legends as required by applicable state securities or “Blue Sky” laws in addition to a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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The Company shall use its best efforts (including, without limitation, delivering at the Company’s expense unless required to be delivered by the Investor, all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of this paragraph) to cause its transfer agent to remove the legend set forth above and to issue a certificate without such legend to the holder of the Securities upon which it is stamped, or to issue to such holder by electronic delivery at the applicable balance account at DTC, unless otherwise required by state securities or “blue sky” laws, at such time (i) following a sale of such Securities under the 1933 Act provided the receipt by the Company or the transfer agent of the deliverables by the Investor as set forth in the letter of instruction to the transfer agent in the form attached as Exhibit C, (ii) in connection with a sale, assignment or other transfer (other than under Rule 144 or Rule 144A), such holder provides the Company with an opinion of counsel, in a form generally acceptable to the Company’s legal counsel and the Company’s transfer agent, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) following or in contemplated of a sale of such Securities under Rule 144 or Rule 144A, such holder provides the Company and its legal counsel with reasonable assurance in writing in the form of acknowledgment attached as Annex B to Exhibit D that the Securities are being sold, assigned or transferred pursuant to Rule 144 (which shall not include an opinion of Investor’s counsel). In furtherance of the foregoing, the Company agrees that, following the time such legend is not required pursuant to this Section 4.5, the Company shall, no later than three Trading Days following the delivery by the Investor to the Company or the Company’s transfer agent of (i) a certificate representing Conversion Shares issued with a restrictive legend and (ii) the deliverables contemplated in Exhibit C or Exhibit D, as is applicable (such third Trading Day, the “Legend Removal Date”), either: (A) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing such Conversion Shares that is free from all restrictive and other legends or (B) cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Conversion Shares represented by the certificate so delivered by the Investor. If the Company fails on or prior to the Legend Removal Date to either (i) issue and deliver (or cause to be issued and delivered) to the Investor a certificate representing the Conversion Shares that is free from all restrictive and other legends or (ii) cause the Company’s transfer agent to credit the balance account of the Investor or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of the Conversion Shares represented by the certificate delivered by the Investor pursuant hereto, then, in addition to all other remedies available to the Investor, the Company shall pay in cash to the Investor on each day after the Legend Removal Date that the issuance or credit of such shares is not timely effected an amount equal to 2.0% of the product of (A) the sum of the number of Conversion Shares not issued to the Investor on a timely basis and to which the Investor is entitled multiplied by (B) the Closing Sale Price (as defined in the Notes) of the Common Stock on the Trading Day immediately preceding the Legend Removal Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the account of the Investor or its designee at DTC by the Legend Removal Date, and if on or after the Legend Removal Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Trading Days after the Investor’s request, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, at which point the Company’s obligation to deliver a certificate or credit the Investor’s or its designee’s account at DTC for such shares of Common Stock shall terminate and such shares shall be cancelled.

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4.6              Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by the Transaction Documents; provided, however, that $10,000 has heretofore been paid by the Company to the Investor’s counsel, and an additional $20,000 shall be withheld by the Investor from the Initial Purchase Price, as a non-accountable and non-refundable document preparation fee (the “Document Preparation Fee”) in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Company. For the avoidance of doubt, the Document Preparation Fee shall be non-refundable when paid. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by an Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor. Each party represents that it will be obligated for any finders’ fee or commission incurred by it in connection with this transaction and each of the Investor and Company shall indemnify and hold harmless the other from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability).

4.7              No Net Short Sales. So long as the Notes remain outstanding, neither the Investor nor any of its affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall maintain, in the aggregate, a Net Short Position.  For purposes hereof, a “Net Short Position” by a Restricted Person means a position whereby such Restricted Person has executed one or more sales of Common Stock that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Restricted Person does not have an equivalent offsetting long position in the Common Stock (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO under the 1934 Act); provided, further that no “Short Sale” shall be deemed to exist as a result of any failure by the Company (or its agents) to deliver Conversion Shares upon conversion of the Notes to any Restricted Person converting such Notes. For purposes of determining whether a Restricted Person has an equivalent offsetting long position in the Common Stock, such Restricted Person shall be deemed to hold “long” all Common Stock that is either (i) then owned by such Restricted Person, if any, or (ii) then issuable to such Restricted Person as Conversion Shares pursuant to the terms of the Notes then held by such Restricted Person, if any, (without regard to any limitations on conversion set forth in the Notes and giving effect to any conversion price adjustments that would take effect given only the passage of time). Notwithstanding the foregoing, nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person from selling “long” (as defined under Rule 200 promulgated under Regulation SHO under the 1934 Act) the Securities or any other Common Stock then owned by such Restricted Person.

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4.8              Reserved.

4.9              Reserved.

4.10          Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by the Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Investor.

4.11          No Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Trading Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated hereby.

4.12          Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

4.13          Limitations on Transactions; No Frustration. So long as the Investor or its affiliates hold any Securities, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Investor (which consent may be withheld, delayed or conditioned in the Investor’s sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to (i) constitute or involve a Variable Rate Transaction or (ii) restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under this Agreement or the Notes, including, without limitation, the obligation of the Company to timely deliver shares of Common Stock to the Investor or its affiliates in accordance with this Agreement or the Notes. So long as the Investor or its affiliates hold any Notes, the Company and/or its affiliates shall not directly or indirectly, solicit, initiate or enter into any agreement to effect an “Exchange Transaction” (as such term is defined in Section 3(a)(9) or Section 3(a)(10) of the 1933 Act.

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4.14          Volume Restriction. So long as the Investor or its affiliates hold any Securities, the Investor shall not sell Conversion Shares in an amount exceeding the greater of (i) $125,000 worth of Common Stock, in the aggregate, in any five (5) Trading Day period and (ii) on any single Trading Day, 15% of the composite aggregate dollar trading volume of the Common Stock as reported on Bloomberg, L.P. for such Trading Day; provided, however, that if on any single Trading Day, the composite aggregate dollar trading volume of the Common Stock as reported on Bloomberg, L.P. for such Trading Day is greater than $150,000, the Investor may sell Conversion Shares up to an amount not exceeding 50% of the composite aggregate dollar trading volume of the Common Stock as reported on Bloomberg, L.P. for such Trading Day. If the average Closing Sale Price (as defined in the Initial Note) for any five (5) Trading Day period is below $0.35 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions after the date hereof) on any Trading Day, all of the volume restrictions set forth in this Section 4.13 shall cease to apply for so long as the Investor or its affiliates hold any Securities.

5.                  Closing Conditions.

5.1              Conditions to the Initial Closing.

(a)                Conditions of the Company to the Initial Closing. The obligation of the Company to sell and issue the Initial Note to the Investor at the Initial Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Initial Closing, of each of the following conditions:

(i)                 Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Initial Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the Initial Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii)               Registration Rights Agreement. The Investor shall have duly executed and delivered the Registration Rights Agreement to the Company.

(iii)             No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(b)               Conditions to the Investor to the Initial Closing. The obligation of the Investor to purchase the Initial Note to be issued to the Investor at the Initial Closing is subject to the satisfaction, or (where legally permissible) the waiver by the Investor, on the Initial Closing Date, of each of the following conditions:

(i)                 Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Initial Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Initial Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)               Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. The Company shall have delivered to the Investor on the Initial Closing Date a written certification by an executive officer of the Company to the foregoing substantially in the form attached hereto as Exhibit E.

(iii)             No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of less than fourteen (14) days, which suspension shall be terminated prior to the Initial Closing Notice Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market), trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the Initial Closing Notice Date), there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

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(iv)             Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents (as defined below) to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(v)               No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(vi)             No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(vii)           Listing of Securities. All of the Conversion Shares that may be issued pursuant to the Notes shall have been approved for listing or quotation on the Trading Market as of the Initial Closing Date, in each case and as is applicable, without regard to any limitations on conversion or exercise set forth in the Notes, subject only to notice of issuance.

(viii)         No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(ix)             Opinion of Counsel. On the Initial Closing Date, the Investor shall have received an opinion from outside counsel to the Company, dated the Initial Closing Date, in the form mutually agreed to by the parties hereto prior to the date hereof.

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(x)               Initial Note. At the Initial Closing, the Company shall have tendered to the Investor the Initial Note.

(xi)             Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement to the Investor.

(xii)           Current Public Information. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the Commission under the 1934 Act.

5.2              Conditions to the First Additional Closing.

(a)                Conditions of the Company to First Additional Closing. The obligation of the Company to sell and issue the First Additional Note to the Investor at the First Additional Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the First Additional Closing, of each of the following conditions:

(i)                 Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the First Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the First Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii)               No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(b)               Conditions of the Investor to First Additional Closing. The obligation of the Investor to purchase the First Additional Note to be issued to the Investor at the First Additional Closing is subject to the satisfaction, or (where legally permissible) the waiver by the Investor, on the First Additional Closing Date, of each of the following conditions:

(i)                 Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the First Additional Closing Notice Date and the First Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the First Additional Closing Notice Date and the First Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)               Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Initial Note and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the First Additional Closing Notice Date and the First Additional Closing Date (as applicable). The Company shall have delivered to the Investor on the First Additional Closing Date a written certification by an executive officer of the Company to the foregoing substantially in the form attached hereto as Exhibit E.

(iii)             Approval of Registration Statement. A draft of the Initial Registration Statement covering the resale by the Investor of the Registrable Securities covered thereby shall have been reviewed and approved by the Investor’s legal counsel prior to the First Additional Closing Date.

(iv)             No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of less than fourteen (14) days, which suspension shall be terminated prior to the First Additional Closing Notice Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market), trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the First Additional Closing Notice Date), there shall not have been imposed any suspension of electronic trading or settlement services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

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(v)               Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(vi)             No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(vii)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(viii)         Listing of Securities. All of the Conversion Shares that may be issued pursuant to the Initial Note and the First Additional Note shall have been approved for listing or quotation on the Trading Market, if applicable, as of the First Additional Closing Date without regard to any limitations on conversion or exercise set forth in the Initial Note and the First Additional Note, subject only to notice of issuance.

(ix)             No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(x)               Delivery of Initial Conversion Shares. The Company shall have delivered on a timely basis all of the Conversion Shares issuable upon any conversion of the Initial Note by the Investor.

(xi)             Common Stock Price. The Closing Sale Price (as defined in the Initial Note) of the Common Stock has not been less than $0.35 per share for any Trading Day in the six (6) Trading Day period ending on the Trading Day immediately preceding the First Additional Closing Date.

(xii)           Opinion of Counsel. The Investor shall have received an opinion from outside counsel to the Company, dated as of the First Additional Closing Date, in the form mutually agreed to by the parties hereto prior to the date hereof.

(xiii)         First Additional Note. The Company shall have tendered to the Investor the First Additional Note.

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(xiv)         Current Public Information. The Current Report shall have been filed with the Commission as required pursuant to Section 4.4, and the Initial Press Release and the Additional Press Release(s) shall have been issued by the Company in accordance with Section 4.4. All reports required to have been filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the Commission under the 1934 Act.

(xv)           No Additional Note Conditions Failure. No Additional Note Conditions Failure shall exist.

5.3              Conditions to the Second Additional Closing.

(a)                Conditions of the Company to Second Additional Closing. The obligation of the Company to sell and issue the Second Additional Note to the Investor at the Second Additional Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Second Additional Closing, of each of the following conditions:

(i)                 Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (x) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Second Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the Second Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)               No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(b)               Conditions of the Investor to Second Additional Closing. The obligation of the Investor to purchase the Second Additional Note to be issued to the Investor at the Second Additional Closing is subject to the satisfaction, or (where legally permissible) the waiver by the Investor, on the Second Additional Closing Date, of each of the following conditions:

(i)                 Representations and Warranties. The representations and warranties of the Company contained in this Agreement (x) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Second Additional Closing Notice Date and the Second Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (y) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Second Additional Closing Notice Date and the Second Additional Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii)               Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Initial Note, the First Additional Note and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Additional Closing Notice Date and the Second Additional Closing Date (as applicable). The Company shall have delivered to the Investor on the Second Additional Closing Date a written certification by an executive officer of the Company to the foregoing substantially in the form attached hereto as Exhibit E.

(iii)             Effective Registration Statement. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities covered thereby shall have been declared effective under the 1933 Act by the Commission and shall remain effective, and the Investor shall be permitted to utilize the Prospectus therein to resell such Registrable Securities.

(iv)             No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement, the Prospectus (as defined in the Registration Rights Agreement) or any supplement to the Prospectus (each, a “Prospectus Supplement”), or for any amendment of or supplement to the Registration Statement, the Prospectus, or any Prospectus Supplement; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Registration Statement or a supplement to the Prospectus or any Prospectus Supplement to comply with the 1933 Act or any other law (other than the transactions contemplated by the Second Additional Closing Notice and the settlement thereof). The Company shall have no knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or the prohibition or suspension of the use of the Prospectus or any Prospectus Supplement in connection with the resale of the Registrable Securities by the Investor.

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(v)               No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of less than fourteen (14) days, which suspension shall be terminated prior to the Second Additional Closing Notice Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Trading Market), trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities (except for any suspension, limitation or moratorium which shall be terminated prior to the Second Additional Closing Notice Date), there shall not have been imposed any suspension of electronic trading or settlement services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

(vi)             Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(vii)           No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(viii)         No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

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(ix)             Listing of Securities. All of the Conversion Shares that may be issued pursuant to the Initial Note, the First Additional Note and the Second Additional Note shall have been approved for listing or quotation on the Trading Market as of the Second Additional Closing Date, in each case, without regard to any limitations on conversion or exercise set forth in the Initial Note, the First Additional Note and the Second Additional Note, subject only to notice of issuance.

(x)               No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xi)             Delivery of Conversion Shares. The Company shall have delivered on a timely basis all of the Conversion Shares issuable upon any conversion of the Initial Note or the First Additional Note by the Investor, as applicable.

(xii)           No Restrictive Legends. If requested by the Investor from and after the Effective Date and in accordance with Section 4.5 hereof, the Company shall have either (i) issued and delivered (or caused to be issued and delivered) to the Investor one or more certificates representing the Conversion Shares that have been issued upon any conversion of the Initial Note or the First Additional Note by the Investor that are free from all restrictive and other legends or (ii) caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Conversion Shares represented by the certificate(s) delivered by the Investor to the Company.

(xiii)         Opinion of Counsel. The Investor shall have received an opinion from outside counsel to the Company, dated as of the Second Additional Closing Date, in the form mutually agreed to by the parties hereto prior to the date hereof.

(xiv)         Second Additional Note. The Company shall have tendered to the Investor the Second Additional Note.

(xv)           Current Public Information. The Current Report shall have been filed with the Commission as required pursuant to Section 4.4, and the Initial Press Release and the Additional Press Release(s) shall have been issued by the Company in accordance with Section 4.4. All reports required to have been filed by the Company with the Commission pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the Commission under the 1934 Act.

(xvi)         Additional Note Conditions Failure. No Additional Note Conditions Failure shall exist.

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6.                  Termination. In the event that the Initial Closing shall not have occurred within ten (10) days after the date hereof, each of the Company and the Investor shall have the right to terminate its respective obligations under this Agreement at any time on or after the close of business on such date without liability to any other party; provided, however, the right to terminate its obligations under this Agreement pursuant to this Section 6 shall not be available to such terminating party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement; and provided, further that no such termination shall affect any obligation of the Company under this Agreement to reimburse the Investor for the expenses described in Section 4.6 above. Nothing contained in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.                  Indemnification. In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7 shall be the same as those set forth in Section 7 of the Registration Rights Agreement. Notwithstanding anything to the contrary in this Section 7, the Company shall not be obligated to pay an Indemnitee any sums otherwise due under this Section 7 if (i) the Company has already paid the Indemnitee such sums for the same Indemnified Liabilities under Section 7 of the Registration Rights Agreement, or (ii) the Indemnified Liabilities were the result of the gross negligence or willful misconduct of the Investor.

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8.                  Miscellaneous

8.1              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (which may be granted or withheld in the sole discretion of the Investor), including, without limitation, by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). The Investor may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Securities without the consent of the Company, in which event such assignee or transferee (as the case may be) shall be deemed to be the Investor hereunder with respect to such assigned rights. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2              Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by certified mail, return receipt requested, postage prepaid to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.3              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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8.4              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next Trading Day, (c) five (5) Trading Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (a) in the case of the Company, to Virtus Oil and Gas Corp., 1517 San Jacinto, Houston, Texas 77002, Telephone Number: (281) 806-5000, Fax: 281-605-5842, Attention: M. Rupert Ireland, President, with a copy (which shall not constitute notice) to Brewer & Pritchard, P.C., 3 Riverway, Suite 1800, Houston, Texas 77056, Telephone Number (713) 209-2911, Fax: (713) 209-2921, Attention: Thomas C. Pritchard or (b) in the case of the Investor, to Himmil Investments, Ltd., Rodus Building, 4th Floor, Road Town, Tortola, British Virgin Islands, Telephone Number: (284) 494-8086, Fax: (284) 494-9474, Attention: Arthur C. Price, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, Telephone Number (212) 801-9200, Fax: (212) 801-6400, Attention: Anthony J. Marsico, Esq.

8.5              Amendments and Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

8.6              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.7              Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

8.8              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9              Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

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8.10          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

9.                  Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement or the Notes, the following terms have the meanings set forth in this Section 9:

9.1              “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

9.2              “Additional Note Conditions” means, as of any given date of determination: (i) all the Conversion Shares may be issued in full without violating the rules or regulations of the Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (ii) no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (iii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement; (iv) the Investor shall not be in possession of any material, non-public information provided to any of them by the Company, any of its affiliates or any of their respective employees, officers, representatives, agents or the like (other than any material, non-public information that will be disclosed in the Additional 8-K); (v) there shall not have occurred any suspension of electronic trading or settlement services by the DTC with respect to the Common Stock occurs and is continuing or any receipt by the Company of any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension); and (vi) there shall not have occurred an Event of Default (as defined in the Notes).

9.3              “Additional Note Conditions Failure” means that on any day during the period commencing on the applicable Additional Closing Notice Date through the applicable Additional Closing Date, the Additional Note Conditions have not been satisfied (or waived in writing by the Investor).

9.4              “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

9.5              “Code” means the U.S. Internal Revenue Code of 1986, as amended.

9.6              “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any Convertible Security, Option or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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9.7              “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

9.8              “Effective Date” means the date that the Initial Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement has been declared effective by the Commission.

9.9              “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

9.10          “Excluded Securities” means (A) shares of Common Stock or standard options to purchase Common Stock to directors, officers, consultants or employees of the Company in their capacity as such pursuant to an Approved Stock Plan, provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Investor; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects the Investor; (C) the Securities and shares of Common Stock otherwise issued pursuant to obligations set forth in the Notes or the Registration Rights Agreement, (D) shares of Common Stock or Convertible Securities issued or issuable in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, provided, that (1) the primary purpose of such issuance is not to raise capital, (2) the purchasers or acquirers of the securities in such issuance does not include any affiliate of the Company or any of its Subsidiaries and solely consists of either (x) the actual participants in such strategic alliance or strategic partnership, (y) the actual owners of such assets or securities acquired in such acquisition or merger or (z) the stockholders, partners or members of the foregoing Persons, and (3) the number or amount of securities issued to such Person by the Company shall not be disproportionate to such Person’s actual participation in such strategic alliance or strategic partnership or ownership of such assets or securities to be acquired by the Company, as applicable, (E) shares of Common Stock issued or issuable by reason of a dividend, stock split, or other distribution, (F) the issuance of up to $500,000 of Common Stock to be sold in private placement transactions during the 12-month period from the date hereof to Fieldstone Partners (or its affiliates) and/or Mablewood Investments (or its affiliates); provided that (1) the terms of issuance of such Common Stock (or any securities convertible, exercisable or exchangeable into Common Stock) do not contemplate the issuance of additional shares of Common Stock including by way of any reset, make-whole or similar provisions and (2) the terms of such issuance do not provide for the right to include the registration of such shares of Common Stock on any registration statement filed pursuant to the Registration Rights Agreement, and (G) shares of Common Stock to be issued pursuant to the employment agreement dated May 13, 2014 by and between the Company and Rupert Ireland and the consulting agreement dated June 1, 2014 by and between the Company and Brett A. Murray & Associates dated prior to the date hereof, provided that (1) such agreements are not amended to increase the number of shares issuable thereunder and the terms of issuance of such Common Stock (or any securities convertible, exercisable or exchangeable into Common Stock) do not contemplate the issuance of additional shares of Common Stock including by way of any reset, make-whole or similar provisions and (2) such agreements do not provide for the right to include the registration of such shares of Common Stock on any registration statement filed pursuant to the Registration Rights Agreement.

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9.11          “Hazardous Materials” means chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes.

9.12          “Indebtedness” means (A) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (C) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

9.13          “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

9.14          “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company; (ii) effects caused by earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (iii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement or the Transaction Documents; (iv) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action as required in accordance with this Agreement or the Transaction Documents; or (v) effects to the market price of the Company’s common stock or any other oil and gas company common stock on any Trading Market as a result of market, political, economic or other conditions.

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9.15          “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness outstanding as of the quarter ended February 28, 2015, (iii) Indebtedness secured by Permitted Liens in an aggregate amount not to exceed $250,000, (iv) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Notes and Other Notes, (v) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided in the ordinary course of business, (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, (vii) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business, (viii) capital leases entered into in the ordinary course of business, (ix) Indebtedness related to trade account payables incurred in the ordinary course of the Company’s or its Subsidiaries’ business or credit card debt associated with the payment of the foregoing, (x) Trade Indebtedness, (xi) hedging activities relating to the Company’s oil and gas operations, and (xii) any item described in the definition of Indebtedness that was not Indebtedness on the date of the Securities Purchase Agreement that becomes Indebtedness after the date of the Securities Purchase Agreement as a result of a change in accounting treatment or accounting treatment as a result of the Transaction Documents.

9.16          “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the 1934 Act. For all purposes of this Agreement, violations of the restrictions set forth in Section 4.13 by any Subsidiary or affiliate of the Company, or any officer, employee, director, agent or other representative of the Company or any of its Subsidiaries or affiliates shall be deemed a direct breach of Section 4.13 by the Company.

9.17          “Qualified Real Property” means real property reasonably prospective for oil and gas resources.

9.18          “Rule 144” means Rule 144 promulgated under the 1933 Act or a successor rule thereto.

9.19          “Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act.

9.20          “Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

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9.21          “Trade Indebtedness” means Indebtedness incurred by the Company in the normal course of drilling, operating, producing and maintaining Qualified Real Property in connection with (i) vendor contracts, (ii) partnership, joint venture, farm-in, farm-out, joint operating and similar arrangements and agreements, and (iii) related contractual obligations.

9.22          “Trading Day” means any day on which the Common Stock is traded on the Trading Market, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Investor.

9.23          “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

9.24          “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, including, without limitation, pursuant to any “weighted average” or “full-ratchet” anti-dilution provision, or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

VIRTUS OIL AND GAS CORP.

By: /s/ M. Rupert Ireland

      Name: M. Rupert Ireland

      Title: President and Chief Executive Officer

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE INVESTOR:

HIMMIL INVESTMENTS, LTD.

By: /s/ Arthur C. Price
Name: Arthur C. Price
Title: Director

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Schedule I

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

Investor	Address and Facsimile Number	Original Principal Amount of Initial Notes	Original Principal Amount of First Additional Note	Original Principal Amount of Second Additional Note	Initial Purchase Price	Additional Purchase Price for First Additional Closing	Additional Purchase Price for Second Additional Closing

Himmill Investments, Ltd.	Rodus Building, 4 floor Road Town, Tortola British Virgin Islands Tel: (284) 494-8086 Fax: (284) 494-9474 Attention: Arthur C. Price with a copy (which shall not constitute notice) to Greenberg Traurig, LLP The MetLife Building 200 Park Avenue New York, New York 10166 Tel: (212) 801-9200 Fax: (212) 801-6400 Attention: Anthony J. Marsico, Esq.	$350,000	$500,000	$300,000	$250,000	$250,000	$300,000

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Exhibit A

Senior Convertible Note

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Exhibit B

Registration Rights Agreement

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Exhibit C

Letter of Instruction to Transfer Agent

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Exhibit E

Written Certification

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